As filed with the Securities and Exchange Commission on December 22, 2004
                                                      Registration No. 333-20523
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             _______________________

                         Post-effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             _______________________

                               VAIL RESORTS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                7990                                   51-0291762
(State or other jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer Identification Number)
 incorporation or organization)         Classification Code Number)


                             _______________________

                                Post Office Box 7
                              Vail, Colorado 81658
                                 (970) 845-2500
                          (Address, including zip code,
                              and telephone number,
                             including area code, of
                             registrant's principal
                               executive offices)
                             _______________________

                              Martha D. Rehm, Esq.
                    Senior Vice President and General Counsel
                               Vail Resorts, Inc.
                                Post Office Box 7
                              Vail, Colorado 81658
                                 (970) 845-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             _______________________
                                    Copy to:
                              James J. Clark, Esq.
                             Luis R. Penalver, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                             _______________________

     Approximate date of commencement of proposed issuance of the securities to the public: Not Applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          DEREGISTRATION OF SECURITIES

On January 28, 1997, Vail Resorts, Inc. ("Vail") filed a registration statement on Form S-8 (No. 333-20523) (the "Registration Statement"), to register 250,000 shares of its common stock, par value $0.01 per share ("Common Stock") and an indeterminate amount of interests in the Vail Associates, Inc. 401(k) Retirement Plan (the "Plan"). No shares of Common Stock or interests in the Plan are outstanding under the Registration Statement. Vail hereby deregisters all of the shares of Common Stock and the interests in the Plan covered by the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of December, 2004.


                                VAIL RESORTS, INC.

                                By:    /s/ Jeffrey W. Jones
                                       -------------------------------------
                                       Name:   Jeffrey W. Jones
                                       Title:  Chief Financial Officer and
                                               Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

              Signature                                       Title                                 Date
              ---------                                       -----                                 ----

          /s/ Adam M. Aron              Chairman of the Board, Chief Executive Officer         December 22, 2004
-----------------------------------     and Director (Principal Executive Officer)
             Adam M. Aron

         /s/ Jeffrey W. Jones           Senior Vice President and Chief Financial              December 22, 2004
-----------------------------------     Officer (Principal Financial Officer)
           Jeffrey W. Jones

                                        Director
-----------------------------------
            John J. Hannan

                                        Director
-----------------------------------
         Roland A. Hernandez

          /s/ Robert A. Katz            Director                                               December 22, 2004
-----------------------------------
            Robert A. Katz

        /s/ Joe R. Micheletto           Director                                               December 22, 2004
-----------------------------------
          Joe R. Micheletto

                                        Director
-----------------------------------
            John F. Sorte

        /s/ William P. Stiritz          Director                                               December 22, 2004
-----------------------------------
          William P. Stiritz

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Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vail, Colorado on the 22nd day of December, 2004.


                           VAIL ASSOCIATES, INC. 401(k) RETIREMENT PLAN

                           By:  /s/ Frederick S. Smith
                                ----------------------------------------
                                Name:   Frederick S. Smith
                                Title:  Vice President - Human Resources